EXHIBIT 99.1

BLUE EARTH ANNOUNCES INITIAL CHP ENERGY PLANT IN SUMTER, SOUTH CAROLINA WITH EXPECTED COMPLETION IN FIRST QUARTER 2015

Henderson, Nevada, December 3, 2014 -- Blue Earth, Inc. (NASDAQ: BBLU) a renewable/alternative energy and energy efficiency services company, announced today that it expects to complete its initial combined heat and power (“CHP”) energy plant in the first quarter of 2015. The energy plant will be located at the Pilgrim’s Pride Corporation (“Pilgrim’s Pride”) poultry protein processing facility located in Sumter, South Carolina. Pilgrim’s Pride is a subsidiary of JBS USA Holdings, Inc. Blue Earth will own and operate the approximate $5.3 million energy plant.

This initial energy plant was scheduled to be in operation by September 30, 2014, as the modular generator was delivered in August. However, completion of the power plant was delayed due to the unexpected delay in delivery of two important pieces of equipment.

Blue Earth’s, Sumter, South Carolina, co-generation energy facility will utilize methane made from Pilgrim’s Pride’s digester for useful purposes such as hot water, electricity generation, as well as useable gas that can be used in the plant boilers. Insulated hot water storage tanks will also be part of the project to upgrade the current thermal system. Currently the methane is flared off into the environment. This system supports the sustainability efforts of Pilgrim’s Pride. All electrical energy generated by the co-generation facility will be sold to Duke Energy under a power purchase agreement.

Rob Potts, COO of Blue Earth, Inc. stated “We are pleased that our initial CHP energy plant is expected to be in operation during the first quarter of 2015. The Pilgrim’s Pride, Sumter energy plant is expected to be a showcase facility for our customer, project financing sources and other potential customers.”

About JBS USA Holdings, Inc

Pilgrim’s Pride is one of the largest chicken-producing companies in the world and is publicly listed on the New York Stock Exchange under the ticker PPC. JBS USA Holdings, Inc. owns a controlling interest in Pilgrim’s Pride, and is a subsidiary of the publicly-listed, Brazilian company, JBS S.A., which is listed on the Sao Paulo Stock Exchange, in the Novo Mercado segment, under the ticker JBSS3.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services intended to optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

John C. Francis

Michael Bayes

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858.794.9500

bprag@delmarconsulting.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.